AMENDED AND RESTATED BY-LAWS
OF
GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND
(a Delaware Statutory Trust)

These By-laws of Goldman Sachs Trust MLP Income Opportunities Fund, a Delaware statutory trust, are subject to the Declaration of Trust of the Trust dated October 17, 2013, as from time to time amended, supplemented or restated (the Declaration of Trust).
 Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of
 Trust control.
ARTICLE I
OFFICES AND SEAL
Section 1.1	Principal Office. The principal executive
 office of the Trust, and such additional offices as the
 Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may, from time to time, determine.
Section 1.2	Delaware Office. The Board of Trustees shall
 establish a registered office in the State of Delaware and
shall appoint as the Trusts registered agent for service of
 process in the State of Delaware an individual resident of
 the State of Delaware or a Delaware corporation or a
 corporation authorized to transact business in the
 State of Delaware; in each case the business office
of such registered agent for service of process shall
 be identical with the registered Delaware office of
the Trust.
Section 1.3	Seal. The Board of Trustees may adopt
 a seal for the Trust in such form and with such
inscription as the Trustees determine. The seal
 may be used by causing it or a facsimile to be
 impressed or affixed or printed or otherwise
reproduced. Any Trustee or officer of the Trust
 shall have authority to affix the seal of the
 Trust to any document requiring the same.
ARTICLE II
SHAREHOLDERS
Section 2.1	Annual Meetings. The Trust shall
 hold annual meetings of Shareholders to the
 extent required by the 1940 Act, the rules
 thereunder, or the exchange on which Shares
are listed.  Annual meetings of Shareholders
 shall be held at the principal executive
office of the Trust or as otherwise
determined by the Board of Trustees.
In the event that such a meeting is not
 held in any annual period if so required,
 whether the omission be by oversight or
otherwise, a subsequent special meeting
 may be called by the Trustees and held
 in lieu of such meeting with the same
effect as if held within such annual period.
Section 2.2	   Advance Notice of
Shareholder Nominations for Trustee
and Other Shareholder   Proposals.
(a)	Shareholder Nominations for Trustee
 and Other Shareholder Proposals for Annual
 Meetings of Shareholders.
(i)	Nominations of individuals for
 election to the Board of Trustees and
 the proposal of other business to be
 considered by the Shareholders may
be made at an annual meeting of
Shareholders only (1) pursuant
to the Trusts notice of meeting
 (or any supplement thereto),
(2) by or at the direction of the
 Board of Trustees or any committee
 thereof or (3) by any Shareholder
of the Trust who was a Shareholder of
 record both at the time of giving of
notice by the Shareholder as provided
 for in this Section 2.2(a) and at
the time of the annual meeting, who
is entitled to vote at the meeting
in the election of any individual
 so nominated or on any such other
 business and who has complied with
 this Section 2.2(a).  If the
 Shareholder ceases to be a holder
 of record of Shares of the Trust
entitled to vote at such meeting
on the nomination or proposal for
 which the Shareholder has provided
 notice prior to such meeting,
the Shareholders proposal shall
 automatically be withdrawn from
 consideration at the meeting.
(ii)	 For nominations or
other business to be properly
brought before an annual meeting
of Shareholders by a Shareholder
 pursuant to clause (3) of subsection
 (a)(i) of this Section 2.2, the
 Shareholder must have given timely
notice thereof in writing to the
Secretary of the Trust and such
other proposed business must
 otherwise be a proper matter
 for action by the Shareholders.
  To be timely, a Shareholders
notice shall set forth all
information required under
Section 2.2(b) and shall be
 delivered to the Secretary
 at the principal executive
office of the Trust not earlier
 than the 150th day or later
than 5:00 p.m., Eastern Time,
 on the 120th day prior to
the first anniversary of the
date of the proxy statement
 for the preceding years
annual meeting; provided,
 however, that in the event
 that the date of the annual
 meeting is advanced or delayed by
 more than 30 days from the date
 of the preceding years annual
 meeting, notice by the Shareholder
 to be timely must be so delivered
not earlier than the 150th day prior
 to the date of such annual meeting
 and not later than 5:00 p.m.,
 Eastern Time, on the later of
the 120th day prior to the date
of such annual meeting or the tenth
 day following the day on which
 public announcement of the date
 of such meeting is first made.
In no event shall the public
announcement of a postponement
 or adjournment of an annual
 meeting commence a new time
period (or extend any time period)
 for the giving of a Shareholders
 notice as described above.
(b)	 Content of Advance
Notice of Shareholder Nominations
 for Trustee and Other Shareholder Proposals.
(i)	Such Shareholders notice
 shall set forth the following information:
(1)	as to each individual whom the
Shareholder proposes to nominate for
election or reelection as a Trustee
(each, a Proposed Nominee),
(A) the name, age, date of birth,
 business address, residence address
and nationality of each such Proposed Nominee,
 (B) whether such Shareholder believes the
 Proposed Nominee is, or is not, an
interested person of the Trust
(as defined in the 1940 Act), and, if not an
(2)	interested person, information
 regarding the Proposed Nominee that
will be sufficient for the Board of
Trustees or any committee thereof or
any authorized officer of the Trust
to make such determination in the
sole discretion of such Board,
committee or authorized officer,
(C) sufficient information to enable
 the Governance and Nominating
 Committee of the Board of Trustees,
 or any other Committee of the Board
as determined by the Trustees from
 time to time, to make the determination
 as to the Proposed Nominees qualifications
 required, and (D) the Proposed Nominees
 written, signed and notarized statement
 confirming the Proposed Nominees consent
 to being named in the proxy statement
 and intention to serve as a Trustee,
if elected;
(3)	as to any business other than
the nomination of an individual for
 election or reelection as a Trustee
that the Shareholder proposes to bring
before the meeting, a description of
the nature of the proposed matter to
 be considered by Shareholders stated
 with reasonable particularity,
including the exact text of any
 proposal to be presented for
adoption, the reasons for conducting
 such business at the meeting of
 Shareholders, a brief written
statement of the reasons why the
 proposal is in the best interest
 of the Shareholders and any
material interest in such
business of such Shareholder
 and the beneficial owner,
if any, on whose behalf the
 proposal is made;
(4)	as to the Shareholder
 giving the notice, any
Proposed Nominee and any
 Shareholder Associated Person
 (as defined in Section 2.4):
a.	the class, series and
number of any Shares of the Trust
 that are owned (beneficially
or of record) by such Shareholder,
 Proposed Nominee or Shareholder
 Associated Person, the date on
which such Shares were acquired
 and the investment intent of
such acquisition and an explicit
 description of each Derivative
 Instrument (as defined in Section 2.4)
 which such Shareholder,
Proposed Nominee or Shareholder
 Associated Person has entered
into or is a party to or
beneficiary of and the number,
 class and series to which such
 Derivative Instrument relates,
b.	the nominee holder for,
 and number of, any Shares and
the nominee holder for each
Derivative Instrument owned
beneficially but not of record
 by such Shareholder, Proposed
 Nominee or Shareholder
Associated Person and
evidence establishing
 such beneficial owners
 indirect ownership of,
 and, if applicable,
entitlement to vote,
such Shares or Derivative Instrument,
c.	whether and the extent to
 which such Shareholder, Proposed
 Nominee or Shareholder Associated
 Person, directly or indirectly
(through brokers, nominees or otherwise),
 is subject to or during the last six months
has engaged in any hedging, derivative or
 other transaction or series of transactions
 or entered into any other agreement,
arrangement or understanding
 (including any short interest, long position,
any borrowing or lending of securities
or any proxy or voting agreement),
the effect or intent of which is to
(1) manage risk or benefit from changes
in the price of (x) Shares of the Trust or
 (y) any combination of securities owned
 by the Trust that represent more than
30% of the value of the Trusts assets,
as reported in the most recent schedule
of investments filed by the Trust with
the Commission or as the Trust otherwise
 makes publicly available (Portfolio Securities),
 for such Shareholder, Proposed Nominee
 or Shareholder Associated Person or (2)
 increase or decrease the voting power of
 such Shareholder, Proposed Nominee or
 Shareholder Associated Person in the
Trust or any affiliate thereof (or, as applicable,
 in any issuer of any Portfolio Securities)
 disproportionately to such persons economic
 interest in Shares of the Trust (or, as
applicable, the Portfolio Securities), and
, if applicable, the number, class and series
 of Shares (or, as applicable, Portfolio Securities)
 to which such transaction, agreement,
arrangement or understanding relates,
d.	any economic interest, direct
or indirect (including, without limitation,
 any existing or prospective commercial,
 business or contractual relationship with the Trust),
 of such Shareholder, Proposed Nominee
or Shareholder Associated Person,
individually or in the aggregate,
in the Trust, other than an interest
arising from the ownership of Shares
where such Shareholder, Proposed Nominee
or Shareholder Associated Person receives
 no extra or special benefit not shared on
a pro rata basis by all Shareholders of
such Shares or series or class of Shares,
e.	a description of any agreement,
 arrangement or understanding with
 respect to the nomination or
proposal between or among (i)
the Shareholder and any Shareholder
 Associated Person and/or (ii)
the Shareholder or any Shareholder
 Associated Person and any
Proposed Nominee, and
f.	a representation that
the Shareholder is a holder of
 record of Shares of the Trust
entitled to vote at such
 meeting on the nomination
 or proposal for which the
 Shareholder is providing
 notice, will remain such a
Shareholder until such meeting,
 and intends to appear in person
 or by proxy at the meeting to
propose such business or nomination.
(5)	in the event that any Shareholder
 Associated Person has an interest or
 ownership referred to in clause (3)
of this paragraph (i) of this Section 2.2(b),
as to the Shareholder giving the notice,
 such Shareholder Associated Person
and any Proposed Nominee:
a.	 	the name and address
 and telephone number of such Shareholder,
 as they appear on the Trusts share ledger,
and the current name, business address,
 residence address and telephone number of
 such Shareholder, if different, each such
Shareholder Associated Person and any Proposed Nominee,
b.	 	all other information relating
 to such Shareholder and any such Shareholder
 Associated Person that would be required to
 be disclosed in the solicitation of proxies
 for election of Trustees in an election contest
 (even if an election contest is not involved),
 all other information relating to any Proposed
 Nominee that would be required to be disclosed
 in the solicitation of proxies for election of
 the Proposed Nominee in an election contest
(even if an election contest is not involved)
and all other documents, materials or information
relating to such Shareholder, each such Shareholder
 Associated Person and any Proposed Nominee that
 would otherwise be required in connection with
 any such solicitation, in each case, pursuant
to Regulation 14A (or any successor provision)
 under the Exchange Act and the rules thereunder,
 and
c.	 	the investment strategy or objective,
 if any, of such Shareholder and each such
Shareholder Associated Person that is not
an individual and a copy of the most recent
 prospectus, offering memorandum or similar document,
 if any, provided to investors or potential investors
 in such Shareholder and each such Shareholder
Associated Person.
(6)	to the extent known by the Shareholder
 giving the notice, the name and address of
 any other Shareholder supporting any
Proposed Nominee or any other proposal
of business on the date of such
Shareholders notice; and
(7)	a representation whether
 the Shareholder or the Shareholder
 Associated Person, if any, intends
or is part of a group which intends
(a) to deliver a proxy statement and/or
 form of proxy to holders of at least
 the percentage of the Trusts outstanding
 Shares required to approve or adopt the
 proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from Shareholders in support of such proposal or nomination.

(ii)	In addition to the information
 expressly required to be provided in a
written notice pursuant to Sections 2.2(a)
and 2.2(b) of these By-Laws, the Shareholder
 shall also provide such other information
 as the Board of Trustees may reasonably
request in order to assess whether the
 matter is a proper matter for Shareholder
 consideration and determine a position
 with respect to such proposal.
 Furthermore, with respect to the
requirements of this Section 2.2(b),
 the Board of Trustees may require any
 individual proposed for nomination
 to the Board of Trustees to furnish
 such other information as the Board
 of Trustees may reasonably require
 or deem necessary to determine the
 eligibility of such individual
 to serve as a Trustee. The
foregoing notice requirements of
Sections 2.2(a) and 2.2(b) shall be
 deemed satisfied by a Shareholder
with respect to business other than
 a nomination if the Shareholder has
 notified the Trust of his, her or
 its intention to present a proposal
 at an annual meeting in compliance
with applicable rules and regulations
 promulgated under the Exchange Act
 and such Shareholders proposal has
 been included in a proxy statement
 that has been prepared by the
Trust to solicit proxies for
 such annual meeting.
Section 2.3	Special Meetings.
 Special meetings of Shareholders
 shall be held only
(i) as required by the 1940 Act
or other applicable federal law;
 or (ii) as otherwise determined
by the Trustees, in their sole discretion.
 Special meetings of Shareholders
 shall be held at the principal
executive office of the Trust or
as otherwise determined by the
Board of Trustees. Only such business
shall be conducted at a special meeting
 of Shareholders as shall have
 been brought before the meeting
 pursuant to the Trusts notice
of meeting.  Nominations of
individuals for election to the
 Board of Trustees may be made
at a special meeting of Shareholders
 pursuant to the Trusts notice of
 meeting only (i) by or at the
 direction of the Board of Trustees
 or any committee thereof, or (ii)
 in the event that the Trustees have
 determined to hold a special meeting
 for the election of Trustees, by any
 Shareholder of the Trust who is a
Shareholder of record both at the
 time of giving of notice provided
 for this Section 2.3 and at the time
of the special meeting, who is entitled
 to vote at the meeting in the election
 of any individual so nominated and who
 has complied with the notice procedures
 set forth in this Section 2.3.  For
nominations of individuals for election
 as a Trustee to be properly brought
before a special meeting, the nominating
 Shareholder must provide notice containing
 the information required by subsection (b)
 of Section 2.2, which shall be delivered
 to the Secretary at the principal
executive office of the Trust not
 earlier than the 150th day prior
to such special meeting and not later
 than 5:00 p.m., Eastern Time, on the
 later of the 120th day prior to such
 special meeting or the tenth day
following the day on which public
 announcement is first made of the
 date of the special meeting.
In no event shall the public
announcement of a postponement
 or adjournment of a special
meeting commence a new time period
(or extend any time period)
for the giving of a Shareholders
 notice as described above.
Section 2.4	General. If
information submitted pursuant
to Section 2.2(b) by any Shareholder
 proposing a nominee for election
as a Trustee or any proposal for
any other business at any meeting of
 Shareholders shall be inaccurate in
 any material respect, such information
 may be deemed not to have been provided
 in accordance with Section 2.2(b).
Any such Shareholder shall notify the
 Trust of any inaccuracy or change
 (within two business days of becoming
aware of such inaccuracy or change)
in any such information.  Upon
written request by the Secretary
 or the Board of Trustees or any
 committee thereof, any Shareholder
 proposing a nominee for election
as a Trustee or any proposal for
 other business at a meeting of
Shareholders shall provide,
within five business days of
delivery of such request
(or such other period as may
be specified in such request),
 (A) written verification, satisfactory,
 in the sole discretion of the Board
 of Trustees or any committee thereof
 or any authorized officer of the Trust,
 to demonstrate the accuracy of any
information submitted by the Shareholder
 pursuant to Section 2.2(b) and
(B) a written update of any information
submitted by the Shareholder pursuant to
 Section 2.2(b) as of an earlier date.
 If a Shareholder fails to provide such
 written verification or written update
 within such period, the information as to which written verification or a written update was requested may be deemed not
 to have been provided in accordance
 with Section 2.2(b).
Except as otherwise expressly provided
 in any applicable rule or regulation
 promulgated under the Exchange Act
 and the 1940 Act and any rules and
regulations thereunder, only such
individuals who are nominated in
 accordance with Section 2.2 and
 2.3 shall be eligible for election
 as Trustees, and only such business
 shall be conducted at a meeting of
 Shareholders as shall have been
brought before the meeting in
accordance with Sections 2.2 and 2.3.
  Except as otherwise provided by law,
 the chairman of the meeting shall have
 the power and duty (a) to determine
whether a nomination or any business
proposed to be brought before the
 meeting was made or proposed, as the
case may be, in accordance with the
 procedures set forth in this Section 2.4
 (including whether the Shareholder or
 Shareholder Associated Person, if any,
 on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so
solicit, as the case may be, proxies
 or votes in support of such
Shareholders nominee or proposal
 in compliance with such Shareholders
 representation as required by clause
(b)(i)(4) of Section 2.2) and (b)
if any proposed nomination or business
 was not made or proposed in compliance
 with Section 2.2, to declare that such
 nomination shall be disregarded or
that such proposed business shall
not be transacted.  Notwithstanding
the foregoing provisions of this
Section 2.4, unless otherwise
required by law, if the Shareholder
 (or a qualified representative of
 the Shareholder) does not appear
at the annual or special meeting
of Shareholders of the Trust to
 present a nomination or proposed
 business, such nomination shall
be disregarded and such proposed
 business shall not be transacted,
 notwithstanding that proxies
in respect of such vote may
have been received by the Trust.
  For purposes of this Section 2.4,
 to be considered a qualified
representative of the Shareholder,
 a person must be a duly authorized
 officer, manager or partner of such
 Shareholder or must be authorized by
 a writing executed by such Shareholder
 or an electronic transmission delivered
 by such Shareholder to act for such
Shareholder as proxy at the meeting of
 Shareholders and such person must
produce such writing or electronic
transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.
For purposes of Sections 2.2 and 2.3,
 public announcement shall mean disclosure
(i) in a press release reported by the
 Dow Jones News Service, Associated Press or comparable news service, (ii) or a Web site accessible to the public
maintained by the Trust or its
investment adviser or investment manager,
 or (iii) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the 1940 Act.
For purposes of Section 2.2 and 2.4,
 Shareholder Associated Person of
any Shareholder shall mean
(1) any person acting in
 concert with such Shareholder,
 (2) any beneficial owner of
 Shares of the Trust owned of
record or beneficially by such
Shareholder (as defined in
Rule 16a-1(a)(1), without
 reference to the proviso therein,
 Rule 16a-1(a)(2), Rule 16a-2 or
 any successor provisions,
under the Exchange Act) other
than a Shareholder that is a
depositary, and (3) any person
that directly, or indirectly
 through one or more intermediaries,
 controls, is controlled by,
or is under common control
with such Shareholder.
	Notwithstanding the
foregoing provisions of this
 Section 2, a Shareholder shall
also comply with all applicable
 requirements of the Exchange Act
 and the 1940 Act and any rules
 and regulations thereunder with
respect to the matters set forth
 in this Section 2; provided however,
 that any references in these By-Laws
 to the Exchange Act or the rules and
 regulations promulgated thereunder
are not intended to and shall not
 limit any requirements applicable
 to nominations or proposals as
to any other business to be
considered pursuant to this Section 2
(including Sections 2.2(a)(i)(3)
and 2.3 hereof), and compliance
with Sections 2.2(a)(i)(3) and 2.3
 shall be the exclusive means for a
 Shareholder to make nominations or
 submit other business (other than,
 as provided in the last sentence of
 Section 2.2(b)(ii)), business other
 than nominations brought properly
under and in compliance with
 Rule 14a-8 of the Exchange Act,
as may be amended from time to time).

Nothing in this Section 2 shall
 be deemed to affect any right
 of a Shareholder to request
 inclusion of a proposal in,
 nor the right of the Trust
to omit a proposal from, the
Trusts proxy statement pursuant
 to Rule 14a-8 (or any successor
 provision) under the Exchange Act.
  Rule 14a-8 shall govern
exclusively the Trusts obligation
 to include a Shareholder proposal
 in the Trusts proxy statement.
Nothing in this Section 2 shall
 require disclosure of revocable
 proxies received by the
Shareholder or Shareholder
 Associated Person pursuant
to a solicitation of proxies
after the filing by a Shareholder
of an effective Schedule 14A under
Section 14(a) of the Exchange Act.
Derivative Instrument shall mean
 any swap, short interest, option,
 warrant, convertible security,
 stock appreciation right, or
similar right with an exercise
 or conversion privilege or a
settlement payment or mechanism
at a price related to the price
 of Shares of the Trust or with
 a value derived in whole or in
 part from the value of Shares
 of the Trust (including any
value derived in whole or in
 part from any decrease in the
 price of Shares of the Trust),
whether or not such instrument
or right shall be subject to
settlement in Shares of the
Trust or otherwise.
Section 2.5	Notice of Meetings.
 The Board of Trustees, the Secretary,
 an Assistant Secretary or at the
 direction of the Trustees any
 other officer or authorized
person shall call a meeting of
Shareholders of the Trust by
giving written notice of the place,
 date and hour, and general
nature of the business to be
transacted at that meeting not
 less than ten (10) days
(or such other number of days
 as the Board of Trustees shall
 determine in its sole discretion)
 and not more than one hundred
twenty (120) days before the date
 of the meeting, to each Shareholder
 entitled to vote at such meeting.
Notice of any meeting of Shareholders
 shall be (i) given either by hand
delivery, overnight courier, telegram,
 facsimile, telex, telecopier,
electronic mail or other electronic
 means or by mail, postage prepaid,
 and (ii) given or addressed to the
 Shareholder at the address,
 facsimile number, e-mail address or
other contact information of that
Shareholder appearing on the books
 of the Trust or its transfer agent.
Notice shall be deemed to have been
given at the time when delivered
personally, deposited in the mail
or with an overnight courier or
sent by telegram, facsimile, telex,
 telecopier, electronic mail or
 other means of communication.
 No notice of any meeting need
 be given to any Shareholder who
 attends such meeting in person
or to any Shareholder who waives
 notice of such meeting
(which waiver shall be filed
with the records of such meeting),
whether before or after the time
of the meeting. In the absence of
 fraud, any irregularities in the
notice of any meeting or the
nonreceipt of any such notice
 by any of the Shareholders
 shall not invalidate any action
 otherwise properly taken at any
 such meeting.
Section 2.6	Postponement and
 Adjournment. Prior to the date
upon which any meeting of
Shareholders is to be held,
 the Board of Trustees may
postpone such meeting one
or more times for any reason by
giving, within a reasonable period
 of time prior to such meeting,
notice to each Shareholder entitled
to vote at the meeting so postponed
of the place, date and hour at which
such meeting will be held. Such notice
 shall be given not fewer than two (2)
days before the date of such meeting and
 otherwise in accordance with Section 2.5.
 Any Shareholders meeting, whether or
not a quorum is present, may be
adjourned by the chairman of the
meeting or a vote of the Shareholders
 in accordance with the provisions of
 these By-laws. No notice of adjournment
 of a meeting to another time or
 place need be given to Shareholders.
 Any adjourned meeting may be held at
 such time and place as determined by
 the Board of Trustees or by the
chairman of the meeting or the
officers of the Trust or other
authorized persons pursuant to
 delegated authority form the
 Board of Trustees in the sole
 discretion of such Board of
Trustees, chairman, officers
 or authorized persons and
announced at the meeting.
Any business that might have
been transacted at the original
 meeting may be transacted at
any adjourned meeting. If, after
 a postponement or adjournment,
a new record date is fixed for
the postponed or adjourned meeting,
 the Secretary or an Assistant Secretary
shall give notice of the postponed or
adjourned meeting to Shareholders of
record entitled to vote at such meeting.
 If a quorum is present with respect
to any one or more proposals, the
chairman of the meeting may, but
 shall not be required to, cause a
 vote to be taken with respect to
any such proposal or proposals which
 vote can be certified as final and
 effective notwithstanding the
adjournment of the meeting with
respect to any other proposal or
 proposals.
Section 2.7	Voting Proxies.
At all meetings of the Shareholders,
every Shareholder of record entitled
to vote thereat shall be entitled to
vote either in person or by proxy,
which term shall include proxies provided
by such Shareholder, or his or her duly
 authorized attorney, through written,
 electronic, telephonic, computerized,
 facsimile, telecommunications, telex
or by any other form of communication,
each pursuant to such voting procedures
 and through such systems as are
authorized by the Board of Trustees
or any officer of the Trust.
 Notwithstanding the foregoing,
if a proposal is submitted to a
vote of the Shareholders of any
series or class by anyone other
than the officers or Trustees,
 or if there is a proxy contest
 or proxy solicitation or proposal
 in opposition to any proposal by
 the officers or Trustees, Shares
 may be voted only in person or by
 written proxy. Proxies may be
 solicited in the name of one or
 more Trustees or one or more
officers of the Trust.
Unless the proxy provides
otherwise, it shall not be valid
for more than eleven (11) months
from the date of the proxy.
All proxies shall be delivered
to the Secretary or other person
 responsible for recording the
proceedings before being voted.
 A valid proxy which does not
 state that it is irrevocable
 shall continue in full force
and effect unless (i) revoked
by the person executing it
before the vote pursuant to
 that proxy is taken (a) by
 a writing delivered to the
Trust stating that the proxy
is revoked, (b) by a subsequent
 proxy executed by such person,
 (c) attendance at the meeting
and voting in person by the
person executing that proxy,
 or (d) revocation by such
person using any electronic,
 telephonic, computerized or
 other alternative means
authorized by the Trustees
 for authorizing the proxy to act;
 or (ii) written notice of the death
or incapacity of the maker of that
 proxy is received by the Trust
 before the vote pursuant to
that proxy is counted. Unless
 revoked, any proxy given in
connection with a postponed or
 adjourned meeting for which a
 new record date is fixed shall
continue to be valid so long as
 the Shareholder giving such
proxy is a Shareholder of
record on such new such record date.
A proxy with respect to Shares
held in the name of two or more
 persons shall be valid if
executed by one of them
unless at or prior to
exercise of such proxy
 the Trust receives a
 specific written notice
 to the contrary from
any one of them in which
 case such proxy shall
not be valid and no vote
 shall be received in
respect of such Shares
 unless all persons
holding such Shares
shall agree on their
 manner of voting.
Unless otherwise
specifically limited by
their terms, proxies shall
entitle the Shareholder
to vote at any adjournment
 of a Shareholders meeting.
Section 2.8
Concerning Validity of Proxies,
 Ballots, Etc. At every meeting
 of the Shareholders, all proxies
 shall be received and taken in
 charge of and all ballots shall
 be received and canvassed by
the secretary of the meeting,
 who shall decide all questions
 touching the qualification of
 voters, the validity of proxies,
 and the acceptance or rejection
 of votes, unless inspectors of
election shall have been appointed
as provided below in this section,
 in which event such inspectors of
 election shall decide all such
questions. Notwithstanding the
foregoing, any election for Trustees
 must be by ballot if demanded by
any Shareholder before the voting
has begun.
A proxy purporting to be executed
by or on behalf of a Shareholder
 shall be deemed valid unless
challenged at or prior to its
exercise, and the burden of proving
invalidity shall rest on the challenger.
 Subject to the provisions of the
 Delaware Act, the Declaration of
 Trust, or these By-laws, the General
 Corporation Law of the State of
Delaware relating to proxies, and
judicial interpretations thereunder,
 shall govern all matters concerning
 the giving, voting or validity of
 proxies, as if the Trust were a
 Delaware corporation and the
Shareholders were stockholders
of a Delaware corporation.
At any election of Trustees,
the Board of Trustees prior
thereto may, or, if they have
not so acted, the chairman of the
 meeting may, appoint one or more
 inspectors of election who shall
 first subscribe an oath or
affirmation to execute faithfully
 the duties of inspector at such
 election with strict impartiality
 and according to the best of their
 ability, and shall after the
election make a certificate of
 the result of the vote taken.
 No candidate for the office
 of Trustee shall be appointed
 as an inspector.
The chairman of the meeting
may cause a vote by ballot to
 be taken upon any election
 or matter.
Section 2.9	Organization.
 At every meeting of Shareholders,
 the Chairman of the Board or,
 in his or her absence, the
 President or, in his or her
 absence, a Vice President or,
in the absence of any of the
 foregoing officers, any
other officer of the Trust,
 shall act as chairman of
 the meeting. At every meeting
 of Shareholders, the Secretary
or, in his or her absence,
an Assistant Secretary, or,
in the absence of either of the
foregoing officers, a secretary
of the meeting chosen by the
chairman shall act as secretary.
Subject to these By-laws, the
 Board of Trustees of the Trust
 shall be entitled to make such
 rules and regulations for the
conduct of meetings of Shareholders
 as it shall deem necessary,
appropriate or convenient, and,
 subject to these By-laws and
such rules and regulations of
 the Board of Trustees, if any,
 the chairman of any meeting of
 the Shareholders shall determine
 the order of business and the
 procedures for conduct of
business at the meeting,
including regulation of the
manner of voting, the conduct
of discussion, the appointment
of inspectors, the adjournment
of the meeting, and the
determination of all questions
relating to the qualifications
of voters, the validity of proxies,
 and the acceptance or rejection
 of votes.
Section 2.10	Record Date.
The Trustees may from time to time
fix in advance a date of any
Shareholders meeting or the date
for the payment of any dividends or
 other distributions, or the date
for the allotment of rights, or the
 date when any change or conversion or
 exchange of Shares shall go into
effect as a record date for the
determination of the Shareholders
 entitled to notice of, and to vote at,
 any such meeting, or entitled to
receive payment of such dividend or
 other distribution, or to receive
any such allotment of rights, or to
 exercise such rights in respect of
any such change, conversion or
exchange of Shares. In addition,
the Trustees may from time to time
close the transfer books for such
 period, not exceeding thirty (30) days,
as the Trustees may determine, in
accordance with the provisions of
the Declaration of Trust.
Unless otherwise required by law,
 the Declaration of Trust or these
 By-Laws, the Trustees are not
required to fix a new record date
for an adjourned meeting.  Without
fixing a record date for a meeting,
 the Trustees may for voting and
 notice purposes close the
register or transfer books for
 any class or series of Shares
 for all or any part of the
 period between the earliest
 date on which a record date
 for such meeting could be set
 in accordance herewith and
the date of such meeting.
 If the Trustees do not so
fix a record date or close
 the register or transfer
books of the affected Shares,
 the record date for determining
 Shareholders entitled to
 notice of or to vote at a
 meeting of Shareholders
 shall be 5:00 p.m., Eastern Time,
 on the business day next preceding
 the day on which notice is given or,
 if notice is waived, at 5:00 p.m.,
 Eastern Time, on the business
day next preceding the day on
which the meeting is held.
Section 2.11	Voting Power.
 Notwithstanding any other
provision of these By-laws,
 on any matters submitted to
 a vote of the Shareholders,
 all Shares of the Trust
then entitled to vote shall
be voted in aggregate, except:
  (a) for the election of or
 removal of Trustees to the
 extent and as provided in
the Declaration of Trust;
(b) when required by the 1940 Act,
 Shares shall be voted by individual
 series or class; and
(c) when the matter involves
any action that the Trustees
have determined will affect only
the interests of one or more series,
 then only Shareholders of such
 series shall be entitled
 to vote thereon.
As determined by the Trustees
 without the vote or consent
 of Shareholders, on any
matter submitted to a vote
 of Shareholders, each
whole Share shall be
entitled to one vote
as to any matter on
which it is entitled
to vote and each
fractional Share shall
 be entitled to a
proportionate fractional
 vote. There shall be
no cumulative voting
in the election of
Trustees.  Shares
may be voted in person
 or by proxy or in any
manner provided for in
these By-Laws.  Until
Shares of a series or class
thereof are issued, as to
that series or class the Trustees
 may exercise all rights of
Shareholders and may take any
action required or permitted to
 be taken by Shareholders by law,
 the Declaration of Trust or these
 By-Laws.
On any matter other than election
 of Trustees, any Shareholder may
vote part of the Shares in favor
of the proposal and refrain from
 voting the remaining Shares or
vote them against the proposal,
but if the Shareholder fails to
specify the number of Shares
which the Shareholder is voting
 affirmatively, it will be
conclusively presumed that the
 Shareholders approving vote is
 with respect to all of the
 Shares that such Shareholder
 is entitled to vote on such
 proposal.
Section 2.12	Quorum;
Required Vote. Except when a
larger quorum is required by
 federal law, including the 1940
 Act, the presence in person or
by proxy of Shareholders owning
Shares representing a majority or
 more of the total combined votes
 of all Shares of each series or
 class, or of the Trust, as
applicable, entitled to vote shall
 be a quorum for the transaction of
 business at a Shareholders meeting
 with respect to such series or class
or with respect to the entire Trust,
respectively. Any lesser number shall
 be sufficient for adjournments.
 Unless a different vote is required
 by statute, including the 1940 Act,
 or by the Declaration of Trust, at
 all meetings of the Shareholders,
a quorum being present, all matters,
including the election of Trustees,
shall be decided by a majority of
the Shares outstanding and entitled
 to vote thereon present in person
 or by proxy; provided, that if the
 Declaration of Trust, these By-laws
or applicable federal law permits or
 requires that Shares be voted on
any matter by individual series or
 classes, then a majority of the
 Shares of such series or class
outstanding and entitled to vote
 present in person or by proxy
shall decide that matter insofar
 as that series or class is concerned.
Section 2.13	Abstentions and
Broker Non-Votes. Abstentions
and broker non-votes will be
included for purposes of
determining whether a quorum
is present at a Shareholders
 meeting.  Abstentions will
 be treated as Shares that are
 present and entitled to vote
 for purposes of determining
 the number of Shares that
are present and entitled to
 vote with respect to any
 particular proposal, but
 will not be treated as a
 vote cast in favor of such
 proposal.  Broker non-votes
 will be treated as Shares
that are present for purposes
 of determining the number of
 Shares that are present with
 respect to any particular proposal,
 but will not be treated as Shares
 entitled to vote for such proposal
 or as votes cast in favor of such
 proposal.  Abstentions and broker
 non-votes, therefore, will have
no effect on proposals that require
 a plurality or majority of votes
 cast for approval, but will have
 the same effect as a vote against
on proposals requiring a majority or
 other specified percentage of
outstanding voting securities for
 approval.  With respect to matters
 to be decided by a majority of the
 Shares outstanding, entitled to vote
and present in person or by proxy at
 the meeting, broker non-votes will
 have no effect on such matters,
but abstentions with have the
same effect as a vote against.
Section 2.14	Application of
 this Article. Meetings of
Shareholders shall consist of
 Shareholders of any series or
 class thereof or of all
Shareholders and this Article
 shall be construed accordingly.
ARTICLE III
BOARD OF TRUSTEES
Section 3.1	Regular Meetings.
Regular meetings of the Board of
Trustees shall be at such time
and place as shall be fixed by
the Trustees. Such regular
meetings may be held without
 notice.
Section 3.2	Special Meetings.
 Special meetings of the Board of
 Trustees or any committee for any
 purpose or purposes shall be held
 whenever and wherever ordered by
the Chairman of the Board, the
 President or by any one of the
 Trustees.
Section 3.3	Meetings by
 Telephone; Proxies. Subject
to any applicable requirements
 of federal law, including the
 1940 Act, (i) any meeting,
regular or special, of the Board
 of Trustees (or any committee)
may be held by conference telephone
or similar communications equipment,
 by means of which all persons
participating in the meeting can
hear each other at the same time,
 and participation by such means
shall constitute presence in person
 at a meeting and (ii) at all
 meetings of the Trustees,
every Trustee shall be
entitled to vote by proxy,
 provided that such proxy
shall, before or after such
meeting, be delivered to the
Secretary or other person
 responsible for recording
the proceedings of such meeting.
To the extent permitted by federal law,
 including the 1940 Act, a Trustee may
 provide any proxy through written,
electronic, telephonic, computerized,
 facsimile, telecommunications, telex
or by any other form of communication.
Section 3.4	Notice. Subject to any
 applicable requirements of federal law,
 including the 1940 Act and except as
 otherwise provided, notice of any
regular meetings need not be given.
Special meetings shall be held
whenever called by the President,
 the Chairman of the Board or by
 any one of the Trustees, at the
time being in office. Notice of
special meetings shall be given
by the Secretary or an Assistant
 Secretary to each Trustee or by
the officer or Trustee calling the
 meeting, by telephone, cable,
 wireless, facsimile, e-mail or
other electronic mechanism to each
 Trustee at his or her business
address (or such other location
 designated by the Trustee to an
officer of the Trust), or
personally delivered to him at
 least one day before the meeting.
 Notwithstanding the foregoing,
notice may be given by any such
electronic mechanism or by personal
 delivery at any time before the
 meeting, provided that (a) the
Trustee or officer calling the
meeting shall have made a good faith
determination that the subject of
the meeting is sufficiently urgent
to require expedited notice;
(b) such determination shall be
 ratified by the unanimous vote
 of the Trustees participating in
 the meeting; and (c) each Trustee
 is afforded the opportunity to
participate in such meeting by
 conference telephone or similar
 communications equipment as
provided in Section 3.3.
Section 3.5	Waiver of Notice.
 No notice of any meeting need be
given to any Trustee who attends
such meeting in person or to any
Trustee who waives notice of such
meeting in writing (which waiver
shall be filed with the records of
 such meeting), whether before or
 after the time of the meeting.
 Any written consent or waiver
 may be provided and delivered
 to the Trust by mail, overnight
 courier, telegram, facsimile,
telex, telecopier, electronic
mail or other electronic means.
 A notice or waiver of notice
need not specify the purpose
of any meeting.
Section 3.6	Quorum and Voting.
 At all meetings of the Board of
Trustees the presence of a majority
 or more of the number of Trustees
then in office shall constitute
 a quorum for the transaction of
business. In the absence of a
 quorum, a majority of the
Trustees present may adjourn
 the meeting, from time to time,
 until a quorum shall be present.
 Subject to the requirements of
 the 1940 Act, the Trustees shall
 act by the requisite vote at a
meeting duly called (including a
meeting by telephonic or other
electronic means) at which a
quorum is present of a majority
 of the Trustees without a meeting.
Section 3.7	Action Without
 a Meeting. Except as otherwise
 provided under federal law,
including the 1940 Act, or
 the Declaration of Trust,
 any action required or
permitted to be taken at
 any meeting of the Board
of Trustees may be taken
without a meeting if written
 consents thereto are signed
 by a majority of the Trustees
.. Except as otherwise provided
 under federal law, including the
1940 Act, any such written consent
 may be given by telegram, facsimile,
 telex, telecopier, electronic mail or
 similar electronic means. Copies of
 such written consents shall be filed
with the minutes of the proceedings of
 the Board of Trustees. Such consents
shall be treated for all purposes as a
vote taken at a meeting of the Trustees.
 If any action is so taken by the Trustees
 by the written consent of less than all
of the Trustees, prompt notice of the taking
 of such action shall be furnished to each
 Trustee who did not execute such written
 consent, provided that the effectiveness
 of such action shall not be impaired by
 any delay or failure to furnish such notice.
Section 3.8	Powers
and Duties of the Chairman.  The Trustees
 may, but need not, appoint from among
their number a Chairman of the Board.
 When present he or she may preside
at the meetings of the Shareholders
and of the Trustees. He or she may
call meetings of the Trustees and
of any committee thereof whenever
 he or she deems it necessary.


ARTICLE IV
COMMITTEES AND ADVISORY BOARD
Section 4.1	       Establishment
 of Committees. The Board of Trustees
 may designate one or more committees
 of the Trustees. The Trustees shall
 determine the number of members of
each committee and its powers and
 shall appoint its members.  Each
such committee shall have such
 powers and perform such duties
 as may be assigned to it from
time to time by the Board of
Trustees, but shall not exercise
any power that under federal law,
 including the 1940 Act, may
lawfully be exercised only
 by the Board of Trustees.
Section 4.2	       Proceedings,
 Quorum and Manner of Acting.
In the absence of an appropriate
 resolution of the Board of Trustees,
 any committee may adopt such rules
 and regulations governing its
 proceedings, quorum and manner
 of acting as it shall deem proper
 and desirable. In the absence of
 any member of any such committee,
 the members thereof present at
any meeting, whether or not they
constitute a quorum, may appoint
 a member of the Board of Trustees
 to act in the place of such absent
 member in accordance with
applicable law.
Section 4.3	Advisory Board.
The Trustees may appoint an
Advisory Board having one or
 more members. Members of
such Advisory Board shall
not be Trustees, officers,
employees of Goldman Sachs Asset Management
(the Investment Adviser) or employees of
an affiliate of the Investment Adviser
 and need not be Shareholders.
 A member of such Advisory Board
shall hold office for such period
 as the Trustees may determine
and may resign therefrom by a
 written instrument signed by
 him or her which shall take
 effect upon its delivery to
 the Trustees. The Advisory Board
shall have no legal powers and
shall not perform the functions
of Trustees, such Advisory Board
 being intended merely to act in
 an advisory capacity. Such
Advisory Board shall meet at
such times and upon such notice
as the Trustees may provide.
Subject to any applicable
provisions of the Declaration,
the compensation of members of
 the Advisory Board shall be
fixed from time to time by
 the Trustees.
ARTICLE V
TRUST OFFICERS
Section 5.1	      General.
The officers of the Trust shall
include a President, a Secretary
 and a Treasurer, a Chief Compliance Officer
 and a Principal Financial Officer.
The Trustees may elect such other officers
or agents as the business of the Trust may
require, including, without limitation,
 one or more Vice Presidents, one or more
 Assistant Secretaries, and one or more
Assistant Treasurers.  No such officer
need be a Trustee or a Shareholder.
The Trustees may delegate to any
 officer or committee the power to
appoint any subordinate officers or
 agents. Officers of the Trust shall
 have the power to grant, issue,
 execute, or sign such powers of
 attorney, proxies, certifications
 or other documents as may
 be deemed advisable or
 necessary in furtherance
 of the interests of the
Trust or any series thereof
Section 5.2	 Election,
 Term of Office and Qualifications.
 The Trustees shall elect the
 officers of the Trust.
Each officer elected by the

Trustees shall hold office at the
pleasure of the Board of Trustees until
 his or her successor shall have been
 elected and qualified or until his or her
 earlier death, inability to serve, removal
 or resignation. Any person may hold one or
 more offices of the Trust except that
 the President may not hold the office of
 Vice President, the Secretary may not hold
the office of Assistant Secretary, and the
 Treasurer may not hold the office of Assistant
 Treasurer; provided further that a person who
 holds more than one office may not act in
 more than one capacity to execute,
 acknowledge or verify an instrument
 required by law to be executed,
verified or acknowledged by more
than one officer.
Section 5.3	Resignation. Any
officer may resign his or her office
 at any time by delivering a written
 resignation to the Board of Trustees,
 the Chairman of the Board, the President,
 the Secretary, or any Assistant Secretary.
 Unless otherwise specified therein,
 such resignation shall take effect
 upon delivery. Any resignation is
 without prejudice to the rights, if any,
 of the Trust under any contract to which
the officer is a party.
Section 5.4	Removal. Any officer may be
 removed from office with or without cause
 by the Board of Trustees. In addition,
any officer or agent hereof may be removed,
 either with or without cause, by any
 officer upon whom such power of removal
 shall have been conferred by the Board
 of Trustees.
Section 5.5	Vacancies and Newly
 Created Offices. Whenever a vacancy
shall occur in any office or if any new
office is created, the Trustees may fill
 such vacancy or new office.
ARTICLE VI
EXECUTION OF INSTRUMENTS
Section 6.1	General. All deeds,
documents, transfers, contracts,
agreements and other instruments
requiring execution by the Trust
shall be signed by the President,
any Vice President, the Treasurer or
 Secretary or an Assistant Treasurer
 or an Assistant Secretary, or as
 the Board of Trustees may otherwise,
 from time to time, authorize.
Any such authorization may be general
 or confined to specific instances.
ARTICLE VII
MISCELLANEOUS
Section 7.1	Notices.  Any and all
 notices to which any Shareholder
 hereunder may be entitled and any
 and all communications shall be
 deemed duly served or given if mailed,
postage prepaid, addressed to any
Shareholder of record at his last
known address as recorded on the
applicable register of the Trust.
Section 7.2	Waiver of Notice.
Whenever any notice is permitted or
 required to be given by these
By-laws or the Declaration of Trust
 or the laws of the State of Delaware,
 a waiver thereof provided or delivered
 to the Trust by mail, overnight courier,
 telegram, facsimile, telex, telecopier,
 electronic mail or other electronic
 means by the person or persons
 entitled to said notice, whether
 before or after the time such
notice was to be given, shall
 be deemed equivalent thereto.
Section 7.3	Writings.
Notwithstanding any provision
 in the Declaration of Trust
to the contrary, any notice,
proxy, vote, consent, instrument
 or writing of any kind or any
 signature referenced in, or
 contemplated by, the
 Declaration of Trust or
these By-Laws may, in the sole
 discretion of the Trustees,
 be given, granted or otherwise
 delivered by electronic transmission
 (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by
 applicable law.


ARTICLE VIII
AMENDMENTS
These By-laws may only be amended
 or repealed by the affirmative vote
 of a majority of the Trustees and
 75% of the Continuing Trustees,
and no Shareholder vote shall be
 required for any such amendment.

Adopted as of October 17, 2013

Revised: January 21, 2016